UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):     May 15, 2012

ThermoEnergy Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

33-46104-FW	71-0659511
(Commission File Number)	(IRS Employer Identification No.)

10 New Bond Street, Worcester, Massachusetts	01606
(Address of principal executive offices)	(Zip Code)

(508) 854-1628

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.            Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On May 15, 2012, Joseph P. Bartlett was elected as a director to fill the vacancy on our Board of Directors created by the death of David Anthony to complete a term expiring on the date of our 2012 Annual Meeting of Stockholders. Mr. Bartlett will serve as a member of the Audit Committee of our Board of Directors. In connection with his election to our Board of Directors, Mr. Bartlett was also elected as a director of our subsidiary, CASTion Corporation.

Mr. Bartlett was designated for election to our Board of Directors by The Quercus Trust under to a Voting Agreement, dated as of November 19, 2009, among The Quercus Trust; Focus Fund L.P.; Empire Capital Partners, LP and certain of its affiliates; and Robert S. Trump (collectively, the “Investors”) pursuant to which the Investors agreed to vote all of their shares of our Series B Convertible Preferred Stock (which, as a class, is entitled to elect four members of our Board of Directors) for the election as directors of three persons designated by The Quercus Trust and of one person designated by Mr. Trump.

Pursuant to our 2008 Incentive Stock Plan, Mr. Bartlett, as a non-employee director, was automatically granted an option to purchase 30,000 shares of our Common Stock at an exercise price of $0.15 per share (the closing price of our Common Stock in the over-the-counter market on May 14, 2012, the date immediately preceding his election). This option vests and becomes exercisable on the date of our 2012 Annual Meeting of Stockholders (assuming Mr. Bartlett continues to serve as a director through such date) and has a term of ten years.

Mr. Bartlett is counsel to The Quercus Trust and has practiced corporate and securities law since 1985. From September 2004 until August 2008 he was a partner at Greenberg Glusker LLP in Los Angeles, California, and from September 2000 until September 2004 he was a partner at Spolin Silverman Cohen and Bartlett LLP. Mr. Bartlett graduated, magna cum laude, from the University of California, Hastings College of Law in 1985, and received an AB in English literature from the University of California at Berkeley in 1980. Mr. Bartlett is 54 years old. He brings to our Board of Directors expertise in corporate finance, corporate governance and the oversight of smaller reporting companies. Mr. Bartlett previously served as a member of our Board of Directors, from October 15, 2009 until December 28, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2012

THERMOENERGY CORPORATION
(Registrant)

By:	/s/ Teodor Klowan Jr.
Name: Title:	Teodor Klowan, Jr. CPA Executive Vice President and Chief Financial Officer